                                                                       Exhibit A

                            MOYCO TECHNOLOGIES, INC.
                     Unanimous Written Consent of Directors

                                  May 15, 2000

         The undersigned, being all of the members of the Board of Directors of Moyco Technologies, Inc., a Pennsylvania corporation (the "Corporation"), do hereby consent to the adoption of the Following resolutions in accordance with the Bylaws of the Corporation and the Business Corporation Law.

         WHEREAS, the Board of Directors has for many years had an Audit Committee to work with the Corporation's independent certified public accountants and to assure that the Corporation's financial accounting conforms to the best practice and that the Corporation has in place an adequate system of financial controls; and

         WHEREAS, the Corporation is required by new rules adopted by the Securities and Exchange Commission and as a condition to the continued listing of its stock on the NASDAQ SmallCap Market to adopt a Charter for the Audit Committee, in order to clarify its responsibilities and provide a framework for its operations;

         NOW, THEREFORE, be it

         RESOLVED, that the following be, and is hereby, adopted as the Charter of the Corporation's Audit Committee

                                  Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shaU be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

                              Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors) and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee's policies and procedures shall remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the

MOYCO TECHNOLOGIES, INC.
Unanimous Written Consent of Directors
May 15, 2000                                                              Page 2

corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality,

         In carrying out these responsibilities, the audit committee will

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and al the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis shaU be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically shaU review company policy statements to determine their adherence to appropriate rules of conduct.

         IN WITNESS WHEREOF, we have executed this Unanimous Consent of Directors this 15th day of May, 2000.

----------------------------------       ------------------------------------
Marvin E. Sternberg                      Irvin Paul, DDS


----------------------------------       ------------------------------------
William Q. Woodhead                      Marvin Cravetz, DDS